UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 6, 2009

Date of Report (date of earliest event reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 4th Street

Oakland, California 94607

(Address of principal executive offices)

(510) 893-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2009, Christopher V. Dodds notified the Board of Directors of Cost Plus, Inc. (the “Company”) of his intention not to stand for re-election to the Board of Directors at the 2009 Annual Meeting of Shareholders due to other time commitments, particularly in his role as Senior Advisor with the Carlyle Group. Mr. Dodds is currently the Chairman of the Company’s Audit Committee and will continue to serve in such capacity until the 2009 Annual Meeting. Another director, Kenneth Stevens is expected to become Chairman of the Audit Committee following the 2009 Annual Meeting. During the past year, the Company added two members with significant financial experience to its Board of Directors and will not seek to replace Mr. Dodds on the Board.

Effective as of May 8, 2009, the employment of Rayford K. Whitley, Senior Vice President, Supply Chain Operations, was terminated with the Company. Mr. Whitley’s position will not be replaced and his responsibilities have been assigned to other members of the executive team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

Date: May 12, 2009	By:	/s/ Jane L. Baughman
Jane L. Baughman, Executive Vice President and Chief Financial Officer